                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                   TANOX, INC
                (Name of Registrant as Specified in its Charter)

            --------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[_] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

  (1) Title of each class of securities to which transaction applies:

_________________________________________________________________
  (2) Aggregate number of securities to which transaction applies:

_________________________________________________________________
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

_________________________________________________________________
  (4) Proposed maximum aggregate value of transaction:

_________________________________________________________________
  (5) Total fee paid:

_________________________________________________________________

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)   Amount Previously Paid:_________________________________________________
  (2)   Form, Schedule or Registration Statement No.:___________________________
  (3)   Filing Party:___________________________________________________________
  (4)   Date Filed:_____________________________________________________________

                                   TANOX, INC.
                                10301 Stella Link
                              Houston, Texas 77025

March 26, 2003

Dear Stockholder:

         On behalf of your board of directors and management, I am pleased to invite you to attend the annual meeting of stockholders of Tanox, Inc. It will be held at our corporate offices located at 4888 Loop Central Drive, Houston, Texas 77081, on Friday, May 9, 2003, at 10:00 a.m.

         It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope. Please note that voting by proxy will not prevent you from attending the meeting and voting in person.

         You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2002 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, is also enclosed.

         In addition to the formal items of business to be brought before the meeting, there will be a report on Tanox's operations during 2002, followed by a question and answer period. Your interest in Tanox is appreciated, and we look forward to seeing you on May 9th.

                                 Sincerely,

                                 /s/ Nancy T. Chang

                                 Nancy T. Chang
                                 Chairman, President and Chief Executive Officer

                                   TANOX, INC.
                                10301 Stella Link
                              Houston, Texas 77025

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------


TIME:                        10:00 a.m. on Friday, May 9, 2003

PLACE:                       Loop Central One Building
                             4888 Loop Central Drive
                             Houston, Texas

ITEMS OF BUSINESS:           1. Elect two Class III directors to serve for
                                three-year terms

                             2. Ratify the appointment of Ernst & Young LLP as
                                independent auditors for 2003

                             3. Consider such other business as may properly
                                come before the meeting

RECORD DATE:                 You are entitled to vote if you were a stockholder
                             at the close of business on March 14, 2003.

PROXY VOTING:                It is important that your shares be
                             voted at the meeting. You are cordially
                             invited to attend the meeting and vote in person. If you are unable to attend the meeting, please vote by signing, dating and returning the accompanying proxy card as soon as possible.

                                               Katie-Pat Bowman
                                               Vice President, General Counsel
                                               and Corporate Secretary

March 26, 2003

     This notice of meeting and proxy statement and accompanying proxy card are being distributed on or about April 5, 2003.

                                   TANOX INC.
                                10301 Stella Link
                              Houston, Texas 77079

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------

                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
INTRODUCTION ..........................................................................................        1
VOTING PROCEDURES .....................................................................................        1
  Who May Vote ........................................................................................        1
  How to Vote .........................................................................................        1
  Proxies Can Be Revoked ..............................................................................        1
  Meeting Attendance ..................................................................................        1
  Required Votes ......................................................................................        2
  Expenses of Solicitation ............................................................................        2
PROPOSAL 1 -- ELECTION OF DIRECTOR ....................................................................        2
  Nominees for Class III Director for a Three-Year Term to Expire in 2006 .............................        3
  Information on Directors Continuing in Office .......................................................        3
  Committees of the Board of Directors ................................................................        5
REPORT OF THE AUDIT COMMITTEE .........................................................................        6
INDEPENDENT AUDITORS ..................................................................................        6
PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS ......................................        7
BENEFICIAL OWNERSHIP TABLE ............................................................................        8
  Section 16(a) Beneficial Ownership Reporting Compliance .............................................        9
EXECUTIVE COMPENSATION ................................................................................        9
  Summary Compensation Table ..........................................................................        9
  Options Grant Table .................................................................................       11
  Option Exercises Table ..............................................................................       11
COMPENSATION COMMITTEE REPORT .........................................................................       11
  Compensation Committee Interlocks and Insider Participation .........................................       14
STOCK PERFORMANCE GRAPH ...............................................................................       14
  Board Compensation ..................................................................................       15
OTHER TRANSACTIONS ....................................................................................       15
ADDITIONAL INFORMATION ................................................................................       16
  Stockholder Proposals for the 2004 Annual Meeting ...................................................       16
  Advance Notice Required for Stockholder Nominations and Proposals ...................................       16
APPENDIX A - CHARTER OF THE AUDIT COMMITTEE ...........................................................      A-1

                                  INTRODUCTION

         The board of directors of Tanox Inc. is soliciting proxies to be used at the 2003 annual meeting of stockholders. For a period of ten days prior to the annual meeting, a complete list of stockholders of record entitled to vote at the annual meeting will be available at Tanox's executive offices for inspection by stockholders during ordinary business hours for proper purposes.

                                VOTING PROCEDURES

Who May Vote

         Holders of record of Tanox common stock at the close of business on March 14, 2003 will be entitled to vote their shares at the annual meeting. As of the record date, Tanox had 43,747,741 shares of common stock outstanding. Each share of common stock is entitled to one vote.

How To Vote

         If you are a stockholder of record, you may vote by either:

         1. Attending the meeting; or

         2. Signing, dating and returning your proxy card in the envelope provided.

         If you hold your shares through someone else, such as a bank or broker, you will be able to vote by following the voting instruction form you receive from your bank or broker.

         If you return your signed proxy, your shares will be voted as you direct. You can specify whether your shares should be voted for the nominees for director. You can also specify whether you approve, disapprove or abstain from the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for Tanox for 2003. IF YOU RETURN YOUR SIGNED PROXY CARD AND DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, YOUR SHARES WILL BE VOTED FOR THE NAMED NOMINEES AND FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG. If any other items of business properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

Proxies Can Be Revoked

         You can revoke your proxy at any time before its exercise in any of the following ways:

         1. By submitting written notice of revocation to the Corporate Secretary of Tanox;

         2. By submitting another proxy that is properly signed and later dated; or

         3. By voting in person at the annual meeting.

Meeting Attendance

         Only stockholders, their proxy holders and Tanox's guests may attend the annual meeting. If you plan to attend, you must be a stockholder of record as of March 14, 2003, or you must bring with you a brokerage statement or other evidence of beneficial ownership showing ownership of common stock on March 14, 2003.

Required Votes

         The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum. Abstentions and broker non-votes (proxies submitted by brokers that do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on that proposal) are counted as present in determining whether the quorum requirement is satisfied. Abstentions from voting on the proposal to ratify the appointment of Ernst & Young LLP as independent auditor will be included in the voting tally and will have the same effect as a vote against that proposal. Although broker non-votes are considered present for quorum purposes, they are not considered entitled to vote with respect to the particular matter. Accordingly, broker non-votes will not affect the outcome of the voting. The directors will be elected by a plurality of the votes of shares of common stock present in person or represented by proxy at the annual meeting.

Expenses of Solicitation

         Solicitation of proxies for use at the annual meeting may be made by mail, telephone or in person, by directors, officers and regular employees of Tanox. These persons will receive no additional compensation for any solicitation activities. Tanox will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by such entities, and Tanox will, upon the request of those record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies from Tanox stockholders will be borne by Tanox.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

         Tanox's bylaws provide that the board of directors will consist of not less than one nor more than nine directors. The current number of authorized directors is set at five. The board of directors is classified into three classes, designated Class I, Class II and Class III, with terms expiring in 2004, 2005 and 2003, respectively. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting to serve full three-year terms, or until their successors are elected and qualified. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors.

         Unless you withhold authority to vote for the director in the proxy, your shares will be voted for the nominees listed below. The nominees have indicated a willingness to serve as director, but if they should decline or be unable to act as director, the persons named in the proxy will vote for the election of other persons the board of directors recommends.

The board of directors recommends that you vote for election of the nominees listed below. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

         The term of office for the Class III directors expires at this annual meeting. The board of directors has selected the nominees listed below for election as a Class III directors. If elected, they will serve until the annual meeting of stockholders in 2006 or until they resign or are succeeded by other qualified directors who have been elected. The terms of office of all other directors expire at the annual meeting in 2004 or 2005, as the case may be. The board of directors held four meetings in 2002. The board has designated an Audit Committee and a Compensation Committee, but does not have a nominating committee. All directors attended at least 75% of the meetings of the board of directors and the committees thereof of which they are members. Following is biographical information regarding the nominees for director and each current director.

Nominees for Class III Director for Three-Year Terms to Expire in 2006

    Nancy T. Chang, Ph.D ................   Dr. Nancy T. Chang is one of our
    Age 53                                  co-founders and has served as our
    Director since 1986                     President and Chairman of the Board
                                            of Directors since our
                                            organization in March 1986. Dr.
                                            Chang has served as our Chief
                                            Executive Officer since June 1990.
                                            From 1986 to 1992, Dr. Chang
                                            served as an Associate Professor at
                                            Baylor College of Medicine in the
                                            Division of Molecular Virology.
                                            Between 1981 and 1986, Dr. Chang
                                            was employed  by  Centocor, Inc.,
                                            serving as the Director of Research,
                                            Molecular Biology Group, from 1984
                                            to 1986. From 1980 to 1981, she
                                            was employed by Roche Institute of
                                            Molecular Biology. Dr. Chang
                                            received her Ph.D. in biological
                                            chemistry from Harvard University.

    William J. Jenkins, M.D ............    Dr. Jenkins has been a strategic
    Age 55                                  consultant to the pharmaceutical
    Director since 1999                     industry since April 1999. Prior to
                                            that, he served as Head of
                                            Clinical Development and Regulatory
                                            Affairs and as a member of the
                                            board of directors of Novartis
                                            Pharma AG, an international
                                            pharmaceutical company based in
                                            Basel, Switzerland, since 1992. Dr.
                                            Jenkins served as Head of Clinical
                                            Research for the Glaxo Group from
                                            1988 to 1992. Dr. Jenkins is a
                                            director of ViroLogic, Inc., a
                                            biotechnology company, and of
                                            Restoragen, Inc., a development
                                            stage therapeutics company. Dr.
                                            Jenkins received his medical
                                            degrees from the University of
                                            Cambridge.

Information on Directors Continuing in Office

Class I Director with a Term Expiring in 2004:

    Osama Mikhail, Ph.D .................   Dr. Mikhail has served as Senior
    Age 55                                  Vice President and Chief Strategic
    Director since 1994                     Officer of St. Luke's Episcopal
                                            Health System since September 1998,
                                            and also served in that capacity
                                            from 1992 through 1994. He is also a
                                            Professor of Management and Policy
                                            Sciences at the University  of
                                            Texas, School of Public Health, in
                                            the Texas Medical Center, Houston,
                                            Texas, a position he has held since
                                            1989. Dr. Mikhail has served as a
                                            consultant to Tanox since 1993.  Dr.
                                            Mikhail received an MBA from the
                                            University of Pennsylvania's Wharton
                                            School and an M.S. and Ph.D. from
                                            the Graduate School of Industrial
                                            Administration, Carnegie-Mellon
                                            University.

  Class II Directors with Terms Expiring in 2005:

    Heinz W. Bull, Dipl. Kfm ............   Mr. Bull served as the Chief
    Age 64                                  Executive Officer of the
    Director since 2000                     pharmaceutical division (ALTANA
                                            Pharma AG, formerly Byk Gulden
                                            Lomberg GmbH ("ALTANA Pharma")) of
                                            ALTANA AG, a strategic management
                                            holding company based in Germany,
                                            and member of the Executive Board of
                                            ALTANA AG, from January 1988 until
                                            December 31, 1999. Since January 1,
                                            2000, he has been a non-executive
                                            director of ALTANA Pharma and CEO of
                                            ALTANA VC-Fund, a corporate venture
                                            capital fund investing in start-up
                                            companies and consulting such
                                            companies primarily in technology
                                            projects. He served in various other
                                            capacities at Byk between 1972 and
                                            1988, including Vice President of
                                            International Operations, and
                                            General Manager of both the Austrian
                                            and Italian operating companies. Mr.
                                            Bull is a member of the Executive
                                            Board of Recordati SpA, an
                                            international pharmaceutical company
                                            based in Italy, and serves on its
                                            Audit and Compensation Committees.
                                            He is also a member of the
                                            Supervisory Board of Sunways AG, a
                                            manufacturing company of
                                            photovoltaic cells based in Germany,
                                            and he serves as Chairman of its
                                            Audit Committee. Mr. Bull received
                                            his Economics degree from University
                                            of Mannheim, Germany. He has been an
                                            associate professor for
                                            international marketing at Dornbirn
                                            (Austria) University of Applied
                                            Sciences since 2000.

    Tse Wen Chang, Ph.D .................   Dr. Tse Wen Chang is one of our
    Age 55                                  co-founders and served as our Vice
    Director since 1986                     President of Research and
                                            Development and Chief Scientific
                                            Officer from March 1986 until
                                            January 1997 when he resigned that
                                            position to assume the position of
                                            Dean of the College of Life Sciences
                                            at National Tsing Hua University in
                                            Hsinchu, Taiwan. Dr. Chang is
                                            currently a professor there. From
                                            May 2000 until March 2003, Dr. Chang
                                            was President of the Development
                                            Center for Biotechnology, a
                                            non-profit research organization
                                            that promotes biotechnology in
                                            Taiwan. Dr. Chang was a professor at
                                            Baylor College of Medicine in the
                                            Division of Molecular Virology from
                                            1986 to 1991. Dr. Chang obtained his
                                            Ph.D. from Harvard University in
                                            cell and developmental biology.

Committees of the Board of Directors

    ----------------------------------------------------------------------------
    Audit Committee

    ----------------------------------------------------------------------------
       Members:        Osama Mikhail, Chairman
                       William J. Jenkins
                       Heinz W. Bull

    ----------------------------------------------------------------------------
       Number of meetings in 2002: five

    ----------------------------------------------------------------------------
       Principal
       Functions:      The Audit Committee is responsible for:
    ----------------------------------------------------------------------------
               .       Overseeing Tanox's internal control structure, financial
                       reporting, and legal and ethical compliance program, and
                       reviewing with Tanox's counsel any legal matter that
                       could have a significant impact on the financial
                       statements;
    ----------------------------------------------------------------------------
               .       selecting the independent accounting firm and approving
                       the fees and other compensation to be paid to the firm;
    ----------------------------------------------------------------------------
               .       reviewing with financial management and the independent
                       auditors interim financial statements prior to filing the
                       Form 10-Q or prior to the release of earnings;
    ----------------------------------------------------------------------------
               .       receiving and acting on reports and comments from Tanox's
                       independent auditors regarding internal controls and
                       other matters;
    ----------------------------------------------------------------------------
               .       considering and approving material changes to auditing
                       and accounting principles as suggested by independent
                       auditors or management;
    ----------------------------------------------------------------------------
               .       reviewing and recommending inclusion of the annual
                       financial statements in the annual report on Form 10-K,
                       and reviewing other reports or financial information
                       submitted to government agencies, stockholders or the
                       general public; and
    ----------------------------------------------------------------------------
               .       maintaining direct lines of communication with the board
                       of directors and Tanox's management and independent
                       auditors.
    ----------------------------------------------------------------------------
    Compensation Committee

    ----------------------------------------------------------------------------
       Members:        Osama Mikhail, Chairman
                       Tse Wen Chang
    ----------------------------------------------------------------------------
       Number of Meetings in 2002: three

    ----------------------------------------------------------------------------
       Principal
       Functions:      The Compensation Committee is responsible for making
                       decisions with respect to the compensation of all
                       officers and other key executives including:
    ----------------------------------------------------------------------------
               .       annual base salary;
    ----------------------------------------------------------------------------
               .       annual incentive opportunity level;
    ----------------------------------------------------------------------------
               .       long-term incentive opportunity level (including stock
                       option grants);
    ----------------------------------------------------------------------------
               .       employment agreements, severance arrangements and change
                       in control provisions; and
    ----------------------------------------------------------------------------
               .       any other special or supplemental benefits.
    ----------------------------------------------------------------------------

                          REPORT OF THE AUDIT COMMITTEE

     In the performance of our oversight responsibilities, we have reviewed and discussed Tanox's audited financial statements for the year ended December 31, 2002 with management and with Ernst & Young LLP, the independent auditors for Tanox. In addition, we discussed with Ernst & Young LLP the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
Section 380) with respect to those statements.

     We have received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with Ernst & Young LLP its independence in connection with its audit of Tanox's most recent financial statements.

     Based on these reviews, discussions, and management's assurances, we recommended to the board of directors that these audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

     Each of the three members of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, and the board of directors has adopted a written charter for the Audit Committee, a copy of which is attached as an Appendix to this proxy statement.

Respectfully submitted,

The Audit Committee

Osama Mikhail (Chairman)
Heinz W. Bull
William J. Jenkins

     Pursuant to Rules of the Securities and Exchange Commission ("SEC"), the foregoing Audit Committee Report is not deemed "filed" with the SEC and is not incorporated by reference into Tanox's Annual Report on Form 10-K.

                              INDEPENDENT AUDITORS

     On May 17, 2002, the board of directors of Tanox, upon the recommendation of its Audit Committee, approved the dismissal of Arthur Andersen LLP ("Andersen") as the Company's independent auditors. The Board appointed Ernst & Young LLP as independent auditors on June 24, 2002.

     Andersen's reports on the Company's consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2001 and 2000 and through May 17, 2002 (the "Relevant Period"), there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K. The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 to Tanox's Current Report on Form 8-K filed with the SEC on May 23, 2002, is a copy of Andersen's letter, dated May 23, 2002, stating its agreement with such statements.

     During the Relevant Period, neither the Company nor anyone acting on its behalf consulted with Ernst & Young regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statement, or (ii) any matters or reportable events as set forth in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

     Audit Fees

     The estimated aggregate fees for the audit of the 2002 financial statements for Tanox and reviews of interim condensed consolidated financial statements was $131,800.

     Other Fees

     Tanox does not use Ernst & Young LLP for tax services, and no amounts were billed for tax services or for other fees for 2002.

                                   PROPOSAL 2

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
                             (Item 2 on Proxy Card)

     It is the responsibility of the Audit Committee to select the independent auditors to audit the financial statements of Tanox for the year and to perform such other duties as prescribed from time to time by the Audit Committee. In June 2002, Ernst & Young LLP was appointed as Tanox's independent auditors for the year 2002. The Audit Committee has reappointed Ernst & Young LLP as independent auditors to perform an audit of Tanox's consolidated financial statements for the year 2003. The board of directors has directed management to submit the selection of Ernst & Young LLP for ratification by the stockholders at the annual meeting. Stockholder ratification of Tanox's independent auditors is not required by the bylaws or otherwise. The board of directors is seeking such ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Ernst & Young LLP as independent auditors, the Audit Committee will reconsider whether to retain that firm for the year ended December 31, 2003.

     Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to address the meeting and respond to appropriate questions.

The board of directors recommends that you vote for the ratification of the appointment of Ernst & Young LLP as independent auditors. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

                           BENEFICIAL OWNERSHIP TABLE

     The following table sets forth the number of shares of common stock beneficially owned on February 28, 2003, by each person or entity known to Tanox to be a beneficial owner of 5% or more of its common stock, by each Tanox director and director nominee, by each executive officer named in the Summary Compensation Table below and by all directors, director nominees and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the table.

     Name and Address                                                Number of Shares    % of Class
     ----------------                                                ----------------    ----------
     Nancy T. Chang .............................................       7,128,314 (1)     16.2%
       10301 Stella Link
       Houston, Texas 77025
     Tse Wen Chang ..............................................       6,594,093 (2)     15.1%
       College of Life Sciences
       National Tsing Hua University
       Hsinchu, Taiwan, Republic of China
     Novartis AG ................................................       6,373,732 (3)     14.6%
       S-202.502
       CH-4002
       Basel Switzerland
     Osama Mikhail ..............................................          95,904 (4)        *
     William J. Jenkins .........................................          29,104 (4)        *
     Heinz W. Bull ..............................................          18,020 (4)        *
     William Shanahan, Jr .......................................          40,000 (4)        *
     Jeffrey W. Organ ...........................................          35,000 (4)        *
     Gary M. Glandon ............................................          18,000 (4)        *
     Katie-Pat Bowman ...........................................          35,150 (4)        *
     Matthew Moyle ..............................................          44,000 (4)        *
     All executive officers and directors, as a
       group (11 persons) .......................................      14,037,585 (4)     31.6%

-------------------------------

 *   Less than 1%
(1) Includes (i) 291,082 shares that may be acquired by Dr. N. Chang within 60 days upon the exercise of outstanding stock options, (ii) 34,816 shares held by AMC Ventures, L.P., and (iii) 3,319,940 shares held by Ms. Chang as trustee under certain grantor retained annuity trusts. Dr. N. Chang is the President of Apex Enterprises, Inc., the sole general partner of AMC Ventures, L.P. and is the beneficial owner of shares held by that partnership. Also includes 3,862 shares held by her minor children, with respect to which Dr. N. Chang disclaims beneficial ownership.
(2) Includes (i) 5,104 shares that may be acquired by Dr. T. Chang within 60 days upon the exercise of outstanding stock options and (ii) 241,904 shares held in trust by Dr. T. Chang for his children.
(3)  Based on a Schedule 13G filed with the SEC on April 13, 2000.
(4)  Includes 90,904 shares, 29,104 shares, 18,020 shares, 40,000 shares, 35,000 shares, 35,000 shares, 44,000 shares and 606,214 shares that may be acquired by Dr. Mikhail, Dr. Jenkins, Mr. Bull, Dr. Shanahan, Mr. Organ, Ms. Bowman, Dr. Moyle and all officers and directors as a group, respectively, within 60 days upon the exercise of outstanding stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Tanox's directors and executive officers, and persons who own more than 10% of a registered class of Tanox's equity securities, to file with the SEC and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of Tanox common stock. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish Tanox with copies of all Section 16(a) forms they file.

         To Tanox's knowledge, based solely on review of the copies of such reports furnished to it and written representations that such reports accurately reflect all reportable transactions and holdings, during the year ended December 31, 2002, all Section 16(a) reports applicable to its executive officers and directors were filed on a timely basis, with the exception of: an inadvertent late filing on Form 4 of ten individual purchases of common stock by Tse Wen Chang, filed on July 9, 2002 (due date of June 10, 2002); and the inadvertent late filing of a Form 5 by each of Heinz W. Bull and William J. Jenkins, filed on February 24, 2003 (due date February 14, 2003), reporting the grant of stock options in May 2002.

                             EXECUTIVE COMPENSATION

         The following table shows the total compensation paid by Tanox for the years ended December 31, 2002, 2001 and 2000, to Dr. Nancy T. Chang, our Chief Executive Officer, and the executive officers at December 31, 2002 that were the most highly compensated executive officers during 2002 ("named executive officers").

                           Summary Compensation Table

                                                                                       Long-Term
                                                    Annual Compensation              Compensation
                                          -----------------------------------------  -------------
                                                                                        Shares
                                                                    Other Annual      Underlying         All Other
Name and Principal Position (1)    Year   Salary(2)    Bonus(3)     Compensation    Options Granted   Compensation(4)
-------------------------------    ----   ---------    --------     ------------    ---------------   ---------------
Nancy T. Chang                     2002   $ 413,750   $  52,236               (5)          50,000          $   5,714
  Chairman, President and          2001     391,250      44,016               (5)          45,000              4,940
  Chief Executive Officer          2000     372,083     145,000               (5)              --              4,940


William Shanahan, Jr.              2002     279,166      35,245             --             30,000              5,690
  Chief Medical Officer            2001     270,000      27,540             --             20,000              4,868
                                   2000     101,250      17,000      $ 193,179(6)          80,000                129

Jeffrey W. Organ                   2002     255,769      29,733        166,059(7)         175,000              5,197
  Chief Operating Officer

Gary M. Glandon                    2002     244,583      60,000(8)     116,672(9)          15,000              5,149
   Vice President, Human           2001     100,000          --         23,615(9)          75,000                 62
    Resources

Katie-Pat Bowman                   2002     189,166      23,882             --             15,000              5,225
  Vice President, General          2001     180,000      15,120             --             20,000              4,475
  Counsel and Secretary            2000      79,153      13,500             --             70,000                103

Matthew Moyle                      2002     180,500      22,788        104,307(10)         20,000              5,149
  Vice President, Research         2001     167,708      14,087         29,247(10)        100,000              2,768

(1) Dr. Shanahan, Mr. Organ, Mr. Glandon, Ms. Bowman and Dr. Moyle joined Tanox on August 14, 2000, February 11, 2002, July 30, 2001, July 24, 2000
       and January 15, 2001, respectively. Mr. Glandon resigned from Tanox effective February 7, 2003.

(2) The compensation paid to all employees in 2000 included an extra payroll run (an extra 1/2 month's pay) due to Tanox's transitioning in late 1999 from a monthly payroll to a semi-monthly cycle.

(3) The 2000 bonus amount reported above for Dr. Chang includes $100,000 in recognition of services rendered during the 12 months ended June 30, 2000, including her contribution toward Tanox's successful initial public offering.

(4) 2002 amounts consist of: matching contributions of $5,000 made pursuant to Tanox's 401(k) plan for each of the named executive officers, and premiums paid for group term life insurance of $714, $690, $197, $149, $225 and $149 on behalf of Drs. Chang and Shanahan, Messrs. Organ and Glandon, Ms. Bowman and Dr. Moyle, respectively.

(5) The total incremental cost for perquisites and other personal benefits for Dr. Chang did not exceed $50,000 or 10% of her combined salary and bonus during the year.

(6) Includes the payment by Tanox of (a) $155,264 for relocation expenses, including a gross-up payment to reimburse him for the estimated taxes attributable to the relocation payment, and (b) $37,915 for a relocation benefit, including a gross-up payment.

(7) Represents the payment by Tanox of $166,059 for relocation expenses, including a gross-up payment to reimburse him for the estimated taxes attributable to the relocation payment

(8) Pursuant to his joining Tanox, the Company agreed to pay Mr. Glandon a guaranteed bonus of $60,000 on his first employment anniversary date.

(9) The 2002 amount includes the payment by Tanox of (a) $99,664 for relocation expenses, including a gross-up payment to reimburse him for the estimated taxes attributable to the relocation payment and (b) compensation in the amount of $17,008, representing that portion of a contingent bonus paid in connection with his hiring, which vested during 2002, including a gross-up payment in connection with related interest forgiven. The 2001 amount includes the payment by Tanox of $23,615 for relocation expenses, including a gross-up payment to reimburse him for the estimated taxes attributable to the relocation payment.

(10) The 2002 amount includes the payment by Tanox of (a) $51,088 for relocation expenses, including a gross-up payment to reimburse him for the estimated taxes attributable to the relocation payment and (b) compensation in the amount of $53,219, representing that portion of a contingent bonus paid in connection with his hiring, which vested during 2002, including a gross-up payment in connection with related interest forgiven. The 2001 amount includes the payment by Tanox of (a) $23,191 for relocation expenses, including a gross-up payment to reimburse him for the estimated taxes attributable to the relocation payment and (b) $6,056 representing a gross-up payment related to estimated taxes associated with interest forgiven on a bridge loan provided by Tanox to facilitate his purchase of a home in Houston.

                                     Option Grants During 2002

                                                                                         Potential Realized Value at
                                                                                           Assumed Annual Rates of
                                                                                           Stock Price Appreciation
                                   Individual Grants                                           for Option Term
----------------------------------------------------------------------------------------       ---------------
                             Number of         % of Total
                             Securities      Options Granted    Exercise
                             Underlying       to Employees        Price     Expiration
          Name            Options Granted        in 2001        ($/share)      Date         5% ($)         10% ($)
          ----            ---------------    ---------------    ---------   -----------     ------         -------
N. Chang ............         50,000              6.65%           13.78      2/1/2012       433,308       1,098,089
W. Shanahan .........         30,000              3.99%           13.78      2/1/2012       259,985         658,853
J. Organ ............        175,000             23.28%           13.78      3/1/2012     1,516,579       3,843,310
G. Glandon ..........         15,000              2.00%           13.78      2/1/2012       129,993         329,427
K. Bowman ...........         15,000              2.00%           13.78      2/1/2012       129,993         329,427
M. Moyle ............         20,000              2.77%           13.78      2/1/2012       173,324         439,236


             Aggregated Option Exercises in 2002 and Values at December 31, 2002

                                                             Number of Shares
                                                          Underlying Unexercised           Value of Unexercised
                                                                  Options                  In-the-Money Options at
                               Shares                      At December 31, 2002             December 31, 2002/1/
                              Acquired                     ---------------------          ------------------------
                                 on         Value
           Name               Exercise     Realized     Exercisable     Unexercisable     Exercisable   Unexercisable
           ----               ---------    --------     -----------     -------------     -----------   -------------
N. Chang ................       ---          ---          270,941           84,859         $511,168          ---
W. Shanahan .............       ---          ---           30,000          100,000              ---          ---
J. Organ ................       ---          ---              ---          175,000              ---          ---
G. Glandon ..............       ---          ---           15,000           75,000              ---          ---
K. Bowman ...............       ---          ---           28,000           77,000              ---          ---
M. Moyle ................       ---          ---           20,000          100,000              ---          ---


--------------------------------------------------------------------------------

(1) Value of unexercised in-the-money options is based on a value of $9.05 per share, the fair market value on December 31, 2002 of a share of common stock as defined in our stock option plans.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the board of directors (the "Committee") is composed of Directors who are not employees of the Company. The committee is responsible for establishing and administering Tanox's executive compensation arrangements, including the compensation of the Chief Executive Officer and the other executive officers of Tanox. The Committee's policies and programs are designed to further Tanox's goal of increasing shareholder value by motivating and retaining executive officers.

General Compensation Philosophy

         The Committee believes that the compensation programs for executive officers of Tanox should be designed to attract, retain and motivate talented executives responsible for the success of Tanox and should be determined within a competitive framework and based on the achievement of strategic Company objectives and individual performance.

         The Committee has established the following compensation philosophy for Tanox, as a framework within which decisions about compensation can be made:

      "Tanox's compensation program will be aligned with and support Tanox's business strategy. Compensation plans will be externally competitive, internally equitable and performance-based. The direct compensation plans (monetary and nonmonetary) will be designed so that all employees understand how their performance and compensation relates to Tanox's key performance indicators. It will provide an affordable level of compensation for each employee in exchange for expected levels of performance and results. When Tanox's business performance exceeds specified targets, total compensation may exceed that offered by the competition. When Tanox does not meet specified targets, total compensation will be below the competitive marketplace."

Key Elements of Executive Compensation

         Each executive officer's compensation package is reviewed on an annual basis and comprises three components: base salary, annual bonus, and long-term incentives. In addition to these components, executive officers are eligible to participate in all employee benefit programs generally available to all other employees of Tanox. In general, total compensation packages for officers are subjective in nature, but the Committee will consider published salary surveys showing competitive total compensation of other small and mid-level biotechnology and pharmaceutical companies with whom Tanox competes for executive talent, other external surveys, and input from external compensation consultants who are retained to evaluate Tanox's compensation practices and levels.

Base Salary

         Subject to approval by the Committee, the base salaries for executive officers are initially set based on negotiation with the individuals at the time of recruitment, taking into consideration: the individual's area and scope of responsibilities, qualifications and relevant experience; the strategic goals for which he or she has responsibility and his or her expected contribution to the Company; the compensation levels paid to individuals of similar education and background by similarly-sized companies in Tanox's industry; and salaries of the other executive officers of the Company. Each executive's performance is reviewed on an annual basis, and changes may be made to the base salary to account for the individual's performance and to ensure that base salaries remain competitive with the external market as determined through surveys and outside consultants. The CEO will recommend to the Committee the base salaries to be paid to the other executive officers.

Annual Bonus

         Tanox's executive officers, along with all other employees, are eligible to participate in an annual bonus program that is based on the achievement of corporate and individual objectives that are determined at the beginning of the year. For 2002, each named executive officer had a target bonus equal to 25% of his or her 2002 salary. This target rate compared favorably to bonus targets for executives at other small and mid-level biotechnology and pharmaceutical companies. For 2002, bonus payouts were determined based on performance against a combination of corporate objectives and individual and department objectives approved by the CEO and, in the case of corporate objectives, the Committee. The aggregate target bonus payout for officers was 42% of the total potential target bonus pool. Actual bonuses paid to executive officers for 2002 were reduced primarily as a result of delay of clinical programs and suspension of TNX-901 development. The total of bonus dollars paid to executive officers for the year 2002 represents 24% of the Company's total bonus payout.

Long-Term Incentive

         The Committee believes that an important goal of Tanox's executive compensation program should be to provide executives with an opportunity to increase their ownership and potentially gain financially as Tanox's stock price increases. This approach ensures, to the maximum extent possible, that the interests of the stockholders and executives are closely aligned.

         Long-term incentive compensation is granted to executives under Tanox's 1997 Stock Plan (the "Plan"). The Plan allows for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, performance units and stock awards to employees, advisors and consultants of Tanox. In general, stock options have an exercise price equal to fair market value on the date of grant, vest at the rate of 20% per year, and have a term of 10 years.

         The size and nature of equity awards granted to the executive officers is determined by the Committee and is based on a number of factors, including: the individual's position with Tanox, the degree to which his or her contributions impacted or are expected to impact the Company's operations, the importance of his or her critical skills for Tanox's success, and the executive's total compensation package and level of equity ownership. The CEO will recommend to the Committee the level of stock options to be awarded to the other executive officers. Stock options awarded to executive officers in 2002 were within the range for their respective positions as determined by survey comparisons of other small and mid-level biotechnology and pharmaceutical companies, as well as input from external compensation consultants.

Compensation of the Chief Executive Officer

         In setting the 2002 overall compensation for Tanox's Chairman of the Board, President and Chief Executive Officer, Dr. Nancy T. Chang, the Committee gave consideration to her performance during 2001, survey data of chief executive officer compensation at other small and mid-level biotechnology and pharmaceutical companies and analyses from external compensation consultants.

         Effective February 1, 2002, Dr. Chang's annual base salary was increased 3.75% from $400,000 to $415,000. The Committee approved this increase based upon updated market data of chief executive officers at comparable companies as well as Dr. Chang's performance in achieving Company goals over the previous year. The Committee awarded Dr. Chang a cash bonus of $52,236 for 2002 based on the Company's performance against predetermined goals for the year and as further described above under "--Annual Bonus". This bonus reflected continued progress and goal achievement; however, it was less than the 25% target bonus set for the CEO position in 2002. Consistent with the long term incentive program stated above, during 2002, Dr Chang was granted options to acquire 50,000 shares of common stock at an exercise price equal to the market price on the date of the grant.

Deductibility of Executive Compensation

         The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by Tanox to each of its executive officers is expected to be below $1 million and the Committee believes that equity awards granted under the Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to Tanox with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, Tanox may from time to time pay compensation to its executive officers that may not be deductible.

         The Committee feels confident that these executive compensation policies and programs align with our compensation philosophy and serve the interests of stockholders and Tanox effectively.

Respectfully submitted,

The Compensation Committee

Dr. Osama Mikhail (Chairman)
Dr. Tse Wen Chang

Compensation Committee Interlocks and Insider Participation

         During 2002, no executive officer of Tanox served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served on Tanox's board of directors or Compensation Committee.

                             STOCK PERFORMANCE GRAPH

         The following performance graph compares the cumulative stockholder return on the common stock of Tanox to the cumulative total return of the Nasdaq Stock Market-U.S. Index and the Nasdaq Biotechnology Index. The graph assumes that the value of the investment in the common stock and each index was $100 at the initial point of each graph and that all dividends were reinvested. The initial point of the graph is April 7, 2000, the first day of trading of the Tanox common stock on the Nasdaq Stock Market following our initial public offering.

                                    [GRAPHIC]

                            Cumulative Total Returns
                            -------------------------

                                4/7/00    12/31/00    12/31/01       12/31/02
                                ------    --------    --------       --------
Tanox                          $100.00     $137.50     $ 64.92         $31.75
Nasdaq Stock Market-U.S.       $100.00       55.25       43.83          30.30
Nasdaq Biotechnology Index     $100.00       96.45       80.83          44.19

Board Compensation

         Directors who are employees of Tanox receive no additional compensation for serving on the board of directors. During 2002, non-employee directors received director fees of $1,000 for each board meeting attended and $500 for each board committee meeting attended. Effective January 1, 2003, compensation for non-employee directors was increased so that non-employee directors receive:

       . an annual retainer of $10,000;
       . $1,500 for each Board meeting attended in person ($2,500 for non-U.S.
         resident directors);
       . $1,500 for each telephonic Board meeting attended ($1,000 if the meeting requires no advance preparation); and . $500 for each board committee meeting attended, in person or by telephone.

         Directors also receive stock options under the 2000 Director Plan. The plan provides that non-employee directors first appointed to the board after June 1, 2001, receive, upon initial election or appointment, an option to acquire shares of common stock, which has a Black-Scholes value of $200,000. Following each annual meeting of stockholders at which directors are elected, the non-employee directors continuing in office would receive options having a Black-Scholes value of $80,000. New directors who received their initial option grant within six months prior to the first annual meeting after their appointment would not be eligible for an option following such meeting. All options granted under the 2000 Director Plan have exercise prices equal to the fair market value of the common stock on the date of grant, have terms of 10 years (subject to early termination) and vest monthly over 36 months.

         In connection with his appointment in November 1999 to the board of directors, on February 17, 2000, we granted William J. Jenkins an option to acquire 24,000 shares of common stock at an exercise price of $12.50 per share, all of which are currently exercisable. At the time of the grant, Tanox also agreed to loan Dr. Jenkins an amount equal to $6.25 for each share of common stock exercised under the option, which amount would be used for purposes of exercising the option. The loan would have borne interest at 8.5% per year, with interest and principal being due at the end of three years. If, as of November 15, 2002, Dr. Jenkins had served three full years as a director of Tanox, all amounts due under any outstanding loans would be forgiven. The Sarbanes-Oxley Act of 2002 ("S-O Act") prohibits Tanox from extending credit in the form of a personal loan to any director or executive officer. Accordingly, in November 2002, the Company and Dr. Jenkins agreed to terminate the above-referenced agreement to extend a loan in consideration of a payment to Dr. Jenkins of $150,000, representing $6.25 times 24,000.

         During 2002, Dr. Jenkins received consulting fees of $16,000 from Tanox for various advisory services rendered. Effective January 1, 2003, members of the board of directors may not receive consulting or other compensation from Tanox, except compensation paid to them in their capacity as directors.

                               OTHER TRANSACTIONS

         Prior to enactment of the S-O Act, the Company had granted bonuses (in the form of promissory notes) to certain executives and key employees in connection with their hiring, which loans were forgiven over a number of years if the individual continued to be employed by Tanox. The Company had also, in the ordinary course of its business, made loans to certain executive officers and other key employees in connection with their hiring to facilitate their relocation to the area. In accordance with the provisions of the S-O Act, the Company has discontinued the practice of providing bonuses in the form of loans or making relocation bridge loans. Prior to enactment of the S-O Act, Tanox had advanced $125,000 to Matthew Moyle in connection with a hiring bonus. The loan, which bears interest at 7% and is "grandfathered" under the S-O Act, had a balance as high as $125,000 during 2002 and a balance of $62,500 at March 20, 2003.

                             ADDITIONAL INFORMATION

Stockholder Proposals for the 2004 Annual Meeting

         If you wish to submit a stockholder proposal for inclusion in Tanox's proxy statement and form of proxy for our 2004 annual meeting of stockholders, we must receive it at our executive offices, to the attention of the Corporate Secretary, not later than December 6, 2003.

Advance Notice Required for Stockholder Nominations and Proposals

         Tanox's By-laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. In order to be presented at the 2003 annual meeting, the By-laws require that written notice of director nominations by stockholders be delivered to Tanox's Corporate Secretary at its executive offices no later than 10 days after the date this proxy statement is first mailed (or April 2, 2003). The written notice must set forth for each person whom the stockholder proposes to nominate for election as a director: (a) the name, age, business address and residence address of such person; (b) the principal occupation or employment of such person; (c) the number of shares of common stock of Tanox beneficially owned by such person; (d) the written consent of such person to have such person's name placed in nomination at the meeting and to serve as a director if elected; (e) any other information relating to such stockholder that would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934 (Regulation 14A); and (f) such other information as may reasonably be required by Tanox to determine the eligibility of such person to serve as a director of Tanox. The stockholder giving the notice must also include: (a) the name and address, as they appear on Tanox's books, of such stockholder; and (b) the number of shares of common stock that are then beneficially owned by such stockholder.

         In the case of other proposals by stockholders for the 2003 annual meeting, the By-laws require that written notice be delivered to Tanox's Corporate Secretary at its executive offices no later than April 2, 2003. The stockholder's notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of such stockholder; (c) the number of shares of Tanox common stock beneficially owned by such stockholder; (d) any material interest of the stockholder in the business proposed; and (e) any other information required to be provided by the stockholder under Regulation 14A.

         Business timely submitted by a stockholder in accordance with the foregoing procedures will be considered at the annual meeting of stockholders, unless the board of directors determines that the proposed business should not be conducted at the annual meeting.

                                                                      Appendix A

                         CHARTER OF THE AUDIT COMMITTEE

RESOLVED, that the charter of the Audit Committee is as follows:

Purpose

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports and other financial information provided by the Corporation to governmental agencies, the Corporation's shareholders or to the general public, (ii) the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board of Directors have established, and (iii) the Corporation's auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices, at all levels. The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section D of this Charter.

Composition

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Committee shall be considered independent if they have no relationship to either the Corporation or management that may interfere with the exercise of their independence from management and the Corporation. Examples of such relationships include:

..   a director being employed by the Corporation or any of its affiliates for the current year or any of the past three years;

..   a director accepting any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for service on the Board of Directors, benefits under a tax qualified retirement plan or non-discretionary compensation;

..   a director being a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer ("immediate family" includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, daughter-in-law and anyone who resides in such person's home);

..   a director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's (or the business organization's) consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

..   a director being employed as an executive of another entity where any of the
    Corporation's executives serve on that entity's compensation committee.

All members of the Committee shall either (i) have a working familiarity with basic finance and accounting practices, including the ability to read and understand fundamental financial statements, such as a balance sheet, cash flow statement and income statement or (ii) will be able to have such working familiarity within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board of Directors at the annual meeting of the Board of Directors and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department, if any, and the independent accountants in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the need for an internal audit function consistent with D(3) below and to review the Corporations financials consistent with D(4) below.

Responsibilities and Duties

To fulfill its responsibilities and duties the Committee shall:

                            Documents/Reports Review

1. Review and reassess the adequacy of this Charter periodically as conditions dictate, but at least annually (and update the Charter accordingly), and ensure that this Charter be included in the Corporation's proxy statement once every three years.

2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental agencies, the Corporation's shareholders or the general public, including any certification, report, opinion or review rendered by the independent accountants, including reviewing the nature and extent of any significant changes in accounting principles.

3. Review with management and the independent accountants the need for an internal audit function, and the regular internal reports to management, if any, prepared by the internal auditing department and management's response.
    Note: Further references to internal audit functions and reports and the internal audit department assume creation of an internal audit function and department.

4. Review with financial management and the independent accountants interim financial statements prior to their filing on Form 10-Q or otherwise or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

                             Independent Accountants

1. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall receive from the independent accountants a formal written statement identifying all relationships between the independent accountants and the Corporation consistent with Independence Standards Board Standard 1. The Committee shall be responsible for ensuring receipt of such statement. The Committee shall review and discuss with the independent accountants all relationships the accountants have with the Corporation to determine the accountants' independence and objectivity and shall approve all non-audit services performed by the independent accountants in advance. The Committee shall also take action to effect, or recommend to the Board of Directors, any proposed discharge if the Committee determines the accountants are not appropriately independent. The Committee shall recognize its obligation to ensure the independence of the Corporation's outside auditors.

2. Review the performance of the independent accountants and recommend to the Board of Directors any proposed discharge of the independent accountants when circumstances warrant. The Committee shall recognize that it has the ultimate authority and responsibility, as representatives of the Corporation's shareholders, to select, evaluate and, where appropriate, replace such independent auditors (or to nominate the auditor to be proposed for shareholder approval).

3. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

4. Review with the Corporation's independent accountants on a regular basis that they are ultimately accountable to the Committee and the Board of Directors (as opposed to management), as representatives of the Corporation's shareholders.

                           Financial Reporting Process

1. When the Committee considers it appropriate to do so, recommend to the Board of Directors creation of an internal audit department and function.

2. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external. Review adequacy of the Corporation's systems of internal control.

3. Meet with independent accountants and internal auditors to review the scope of the audit and audit plan for the current year.

4. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting and consider and approve, if appropriate, material changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

5. Review organizational structure, qualifications and activities of the internal audit staff.

                               Process Improvement

1. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the internal auditors, if any, regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments. Review any significant disagreement among management and the independent accountants or the internal auditing department, if any, in connection with the preparation of the financial statements.

2. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department, if any, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

3. Review with the independent accountants, the internal auditing department, if any, and management the extent to which changes or improvements in financial or accounting practices, as approved by the

    Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

                          Ethical and Legal Compliance

1. Review with the Corporation's counsel: (a) legal compliance matters including corporate securities trading policies and (b) any legal matter that could have a significant impact on the Corporation's financial statements.

2. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or Board of Directors deems necessary or appropriate.

3. Review the system for monitoring the Corporation's compliance with laws and regulations and the results of management's investigation of, and action taken in connection with, fraudulent acts and accounting irregularities.

                                    Reporting

1.  Report to the Board of Directors following each meeting of the Committee.

2.  Maintain minutes of each meeting of the Committee.

3. Prepare an annual report to be included in the Corporation's annual proxy statement concerning whether the Committee has (i) reviewed and discussed the Corporation's audited annual financial statements with management, (ii) discussed with the outside auditors, among other things, any accounting disagreements with management, (iii) received mandatory disclosures from the outside auditors about their independence and (iv) recommended the publication of such financials in the Corporation's Annual Report on Form 10-K to the Board of Directors.

                                   TANOX INC.

                  ANNUAL MEETING OF STOCKHOLDERS -- MAY 9, 2003
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nancy T. Chang and Katie-Pat Bowman as proxies, each with the power to appoint her substitute, and authorizes each of them to represent and vote all shares of Common Stock of Tanox, Inc. held of record by the undersigned on March 14, 2003, at the Annual Meeting of Stockholders to be held on May 9, 2003, and at any adjournments thereof.

                         (To Be Signed on Reverse Side.)

                       ANNUAL MEETING OF STOCKHOLDERS OF
                                   TANOX INC.

                                   May 9, 2003

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

                Please detach and mail in the envelope provided.
   [_]
--------------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                                "FOR" PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                    VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

   PROPOSAL 1. Election of Directors

                            NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2006:
   [_] FOR ALL NOMINEES     [_]  Nancy T. Chang
                            [_]  William J. Jenkins

   [_] WITHHOLD AUTHORITY
       FOR ALL NOMINEES

   [_] FOR ALL EXCEPT
       (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [_]
--------------------------------------------------------------------------------
                                                          FOR   AGAINST ABSTAIN
PROPOSAL 2.  TO RATIFY THE SELECTION OF ERNST &           [_]     [_]     [_]
             YOUNG LLP AS INDEPENDENT AUDITORS
             FOR THE COMPANY.

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

The Board of Directors recommends a vote FOR proposal 1 and 2. Unless otherwise specified, this Proxy will be voted for the Nominees proposed by the Board of Directors and for the ratification of the selection of independent auditor and in the discretion of the persons named as Proxies on all other matters which may properly come before the Annual Meeting or any adjournments thereof.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that
changes to the registered name(s) on the account may not be submitted via   [_]
this method.

                                    IMPORTANT

                       PLEASE MARK, SIGN BELOW, DATE, AND
              RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.


                  PLEASE MARK HERE IF YOU INTEND TO ATTEND THE
                  2003 ANNUAL MEETING OF STOCKHOLDERS.         [_]

   Signature of Stockholder ________________________________ Date: _____________

   Signature of Stockholder ________________________________ Date: _____________

       Note: This proxy must be signed exactly as the name appears hereon. When
   [_] shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. [_]